LEASE AGREEMENT

Between

CYPRESS COMMONS, LLC

a Florida limited liability company

LANDLORD

and

SECURED FINANCIAL NETWORK, INC.

a Nevada corporation

together with

REDFIN NETWORK, INC.

a Florida corporation

TENANT

LEASE AGREEMENT
TABLE OF CONTENTS
SECTION	TITLE	PAGE

1	DEMISED PREMISES	1

2	TERM	1

3	USE	2

4	Base RENT	2

5	ADDITIONAL RENTAL	3

6	BASIC OPERATING COSTS DEFINED	3

7	SECURITY DEPOSIT	4

8	POSSESSION	5

9	DELAY OF POSSESSION	6

10	ALTERATIONS	6

11	REPAIRS	6

12	REGULATIONS AND LAWS	7

13	TENANT’S PROPERTY	8

14	TENANT’S INSURANCE COVERAGE	8

15	LANDLORD’S INSURANCE COVERAGE	9

16	SUBROGATION	9

17	DAMAGE OR DESTRUCTION BY CASUALTY	10

18	CONDEMNATION	11

19	COMPLIANCE WITH ENVIRONMENTAL LAWS AND PROCEDURES	11

20	EVENTS OF DEFAULT	14

21	LANDLORD’S REMEDIES FOR TENANT’S DEFAULT	15

22	LIENS	16

23	INDEMNIFICATION FOR LIENS	17

24	EXEMPTIONS AND ATTORNEY’S FEE	17

25	CURING TENANT’S DEFAULT	17

26	SUBORDINATION	17

27	NAME OF PROPERTY	18

28	RULES AND REGULATIONS	18

29	QUIET ENJOYMENT	18

30	NO REPRESENTATIONS BY LANDLORD	19

31	ENTIRE AGREEMENT	19

32	NO PARTNERSHIP	19

33	NOTICES	19

34	ESTOPPEL CERTIFICATES	20

35	BINDING EFFECT OF LEASE	20

36	SURRENDER OF PREMISES; HOLDING OVER	21

37	SIGNS AND ADVERTISING	21

38	PARKING AREAS	21

39	BROKERS	22

40	UNAVOIDABLE DELAYS	22

41	ASSIGNMENT AND SUBLETTING	22

42	SUBSTITUTION OF PREMISES	23

43	CHANGES TO PROPERTY	23

44	SALE BY LANDLORD	23

45	ENTRY BY LANDLORD	24

46	LANDLORD CONTROLLED AREAS	24

47	PARKING	25

48	SIGNAGE	25

49	MISCELLANEOUS	25

	EXHIBIT A – DEMISED PREMISES	A-1
	EXHIBIT C – BASE RENT SCHEDULE	B-1
	EXHIBIT D – RULES AND REGULATIONS	D-1
	EXHIBIT E – LEASE DISCLOSURE	E-1
	EXHIBIT F – COMMENCEMENT DATE AGREEMENT	F-1
	GUARANTY	R

LEASE AGREEMENT

THIS LEASE AGREEMENT, made and entered into this _____ of _____________, 2010, by and between CYPRESS COMMONS, LLC a Florida limited liability company (hereinafter referred to as “Landlord”) and Secured Financial Network, Inc., a Nevada corporation, together with Redfin Network, Inc., a Florida corporation (hereinafter collectively referred to as “Tenant”).

W I T N E S S E T H:

1.    DEMISED PREMISES

Landlord, for and in consideration of the covenants and agreements herein set forth, and the Rent (as defined below) hereafter specifically reserved, has leased and does hereby lease unto said Tenant, and Tenant does hereby lease from Landlord those certain premises (hereinafter referred to as the “Demised Premises”) located at 1500 West Cypress Creek Road, Suite 411, Fort Lauderdale, Florida 33309, commonly known as Cypress Commons (hereinafter referred to as the “Property”).  The parties hereby agree that the Demised Premises contains 3,091 square feet of rentable area (“Rentable Area”), some of which may be common areas or areas to be used in common with others, of the Property if any (the “Common Areas”).  The Common Areas serving the Property, including those referenced above, the parking facilities, and all others, will at all times be subject to Landlord’s exclusive control and management in accordance with the terms and provisions of this Lease.  The Demised Premises are shown on the floor plan attached hereto as Exhibit “A” and made a part of this Lease.

2.     TERM

Subject to and upon the terms and conditions set forth herein, or in any Exhibit or Addendum hereto, this Lease shall be for a term (hereinafter referred to as the “Lease Term”) of sixty-three (63) months beginning on the “Commencement Date”, which shall be the earlier to occur between (i) the date that Landlord provides notice to Tenant that the Tenant Improvements (as defined in the Work Letter attached hereto as Exhibit “B”) have been completed as evidenced by the issuance of a certificate of occupancy by the governmental authority having jurisdiction over the Property or (ii) the date that Tenant opens for business in the Demised Premises.  The Lease Term shall end on the “Lease Termination Date”, which shall be sixty-three (63) consecutive calendar months from the Commencement Date, unless this Lease is sooner terminated or extended pursuant to any Extension Options (if any) provided for in the Extension Option Rider attached hereto and incorporated herein by this reference.  Tenant’s obligation to pay Rent, including Base Rent, Additional Rent  and any other cost or charge due and payable by Tenant hereunder, (collectively, “Rent”), as such terms are hereafter defined, will commence on the Commencement Date.  For purposes of this Lease, “Lease Year” shall mean and refer to the period of twelve (12) calendar months commencing on the Lease Commencement Date, and each successive period of twelve (12) calendar months during the Lease Term.  In the event Tenant shall be unable to occupy the Demised Premises at the time above provided, by reason of the Demised Premises not being ready for occupancy or as a result of any cause or reason beyond the control of the Landlord, the Landlord shall not be liable in damages to the Tenant therefore, but during the period hereinabove provided, the rental therefore shall be abated, and the Landlord shall determine when the Demised Premises are ready for occupancy, subject to the other terms and conditions of this Lease.  If Tenant, with Landlord’s consent shall occupy the Demised Premises prior to the Commencement Date, all provisions of this Lease shall be in full force and effect commencing upon such occupancy, and Rent for such period shall be paid by Tenant at the same rate herein specified.

3.    USE

The Demised Premises are leased for use and occupancy by Tenant for the following and no other useful purpose: General Office Purposes.  Tenant will not commit waste upon the Demised Premises nor suffer or permit the Demised Premises or any part of them to be used in any manner, or suffer or permit anything to be done in or brought into or kept in the Demised Premises or the Property, which would: (i) violate any law or requirement of public authorities, (ii) cause injury to the Property or any part thereof, (iii) annoy or offend other tenants or their patrons or interfere with the normal operations of HVAC, plumbing or other mechanical or electrical systems of the Property, (iv) constitute a public or private nuisance, or (v) alter the appearance of the exterior of the Property or of any portion of the interior other than the Demised Premises pursuant to the provisions of this Lease.  Tenant agrees and acknowledges that Tenant shall be responsible for obtaining any special amendments to the certificate of occupancy for the Demised Premises and/or the Property and any other governmental permits, authorizations or consents required solely on account of Tenant’s use of the Premises.

4.     BASE RENT

During and for the Term hereof, commencing on the Commencement Date, Tenant covenants and agrees to pay to the Landlord for the Demised Premises, without previous notice or demand therefore, and without deduction, set off or abatement, the “Base Rent” as set forth in the Base Rent Schedule attached hereto as Exhibit “C” .  Base Rent shall be payable on the first day of each and every calendar month during the Lease Term with the first such monthly installment to be paid at the time of execution of this Lease.  Base Rent for any partial month shall be prorated at the rate of one-thirtieth (1/30th) of the monthly rent per day.  Tenant shall be required to pay Landlord interest on any Rent (whether Base Rent, Additional Rent, as defined below or otherwise) due that remains unpaid for ten (10) days after its due date at a rate equal to the maximum rate permitted by law.  All Rent shall be paid to Landlord in lawful money of the United States of America, at the office of the Landlord, or Landlord’s Agent, or to such other person or at such other place as Landlord may from time-to-time designate in writing.  In addition to the Base Rent and Additional Rent, Tenant shall and hereby agrees to pay to Landlord each month a sum equal to any sales tax, tax on rentals, and any other charges, taxes and/or impositions now in existence or hereafter imposed based upon the privilege of renting the Demised Premises or upon the amount of rentals collected therefor.  Nothing herein shall, however, be taken to require Tenant to pay any part of any Federal and State taxes on income imposed upon Landlord.

5.     ADDITIONAL RENTAL

(a)          Tenant shall also pay to the Landlord, as Additional Rent (“Additional Rent’) for each month of each Calendar Year, in addition to Base Rent and all other amounts herein required to be paid by Tenant, (i) an amount equal to one-twelfth of Tenant’s proportionate share (“Tenant’s Proportionate Share”) derived from a fraction using as the numerator the Rentable Area of the Demised Premises, and as the denominator, the Rentable Area of the Property (89,053 square feet) times the amount, if any, by which the aggregate of all Basic Operating Costs (as defined in Section 6) paid or incurred by Landlord on account of the management, operation and maintenance of the Property, and (ii) the annual taxes (“Taxes”) for the Property.

(b)          The Tenant’s obligation under this Section 5 to pay Additional Rent shall be, from the Commencement Date of this Lease to the end of the first calendar year, be the sum of based on the estimated amount of $6.42 per square foot of space in the Demised Premises, per year, payable monthly as provided for in Section 4 of this Lease. The foregoing amount is an estimate only and will be subject to adjustment as provided for herein at the end of each calendar year.   Landlord shall provide Tenant with a written estimated basic Operating Expenses statement (“Budgeted Basic Operating Expenses”) on or before December 1 of each calendar year indicating the Operating Expenses for the Property for the ensuing calendar year which will be billed to Tenant for its prorata share, in advance monthly commencing with January 1st of each calendar year.  By April 1st of each year Landlord shall provide Tenant with a written statement of the actual Operating Expenses (“Actual Basic Operating Expenses”) incurred by Landlord for the Property for the preceding calendar year.  Such difference between the Actual Basic Operating Expenses for the Property incurred by Landlord and the Budgeted Basic Operating Expenses shall be payable by Tenant in a lump sum on the first day of the month following such written notice.  Landlord will endeavor to provide Tenant with a written Budgeted Basic Operating Expenses statement and Actual Basic Operating Expense statement on the dates stated herein, but any failure by Landlord to do so shall not be a waiver of nor affect Landlord’s right to collect from Tenant any Additional Rent which is provided for herein.  If in any year the Actual Basic Operating Expenses attributable to Tenant is less than the Additional Rent Tenant has paid, Tenant shall receive a credit for such excess amount paid in the form of a credit over the remainder of the year.  It is further agreed that the foregoing adjustment provisions shall survive the termination of this Lease.

6.     BASIC OPERATING COSTS DEFINED

For purpose of this Lease, “Basic Operating Costs” shall be composed of “Operating Expenses” and “Taxes.”

(a)          As used herein, the term “Operating Expenses” shall mean all expenses, costs and disbursements, of every kind and nature, which Landlord shall pay or become obligated to pay because of or in connection with the ownership, maintenance and/or operation of the Property, computed on the accrual basis, but shall not include the cost of individual tenant improvements, management costs associated with leasing activities, or the replacement of capital investment items and new capital improvements unless such items and/or improvements result in the operating efficiency of the Property being increased or which are required under any governmental law or regulation, in which latter event the cost shall be spread over the period necessary to recover the cost of such improvements from the increased efficiency.  By way of explanation and clarification, but not by way of limitation, these Operating Expenses will include the following:

(i)           Wages and salaries of all employees engaged in the operation and maintenance of the Property, employer’s social security taxes, unemployment taxes or insurance, and any other taxes which may be levied on such wages and salaries, the cost of disability and hospitalization insurance, pension or retirement benefits, and any other fringe benefits for such employees;

(ii)           All supplies and materials used in the operation and maintenance of the Property.

(iii)           Cost of all utilities, including water, sewer, electricity, gas and fuel oil used by the Property and not charged directly to another tenant;

(iv)           Cost of customary Property management, clerical, accounting and legal services, trash and garbage removal, servicing and maintenance of all systems and equipment including, but not limited to, heating, air conditioning, ventilating, common area lighting, common area electrical, painting, asphalt repairs and maintenance, pressure washing, window cleaning, landscaping, and gardening;

(v)           Cost of casualty and liability insurance applicable to the Property and Landlord’s personal property used in connection therewith.  Landlord agrees to maintain accounting books and records reflecting Operating Expenses of the Property in accordance with generally accepted accounting principles, and

(iv)           Cost of any loss attributed to the property not covered by insurance including by way of example deductibles including hurricane loss deductibles.

As used herein, the term “Taxes” shall mean all impositions, taxes, assessments (special or otherwise), water and sewer charges and rents, and other governmental liens or charges of any and every kind, nature and sort whatsoever, ordinary and extraordinary, foreseen and unforeseen, and substitutes therefor, including all taxes whatsoever (except only those taxes of the following categories:  any inheritance, estate, succession, transfer or gift taxes imposed upon Landlord or any income taxes specifically payable by Landlord as a separate tax paying entity without regard to Landlord’s income source as arising out of or from the Property and/or the land on which it is located) attributable in any manner to the Property, the land on which the Property is located or the rents (however the term may be defined) receivable therefrom or any part thereof, or any use thereof, or any facility located therein or thereon or used in conjunction therewith or any charge or other payment required to be paid to any governmental authority, whether or not any of the foregoing shall be designated “real estate tax,” “sales tax”, “rental tax”, “excise tax,” “business tax,” or designated in any other manner.

7.     SECURITY DEPOSIT

Tenant agrees to deposit with Landlord on the date hereof the sum of $3,714.35 (the “Security Deposit”) which sum shall be held by Landlord, without obligation, as security for the full, timely and faithful performance of Tenant’s covenants and obligations under this Lease, it being expressly understood and agreed that the Security Deposit is not an advance rental deposit or a measure of Landlord’s damages in case of Tenant’s default.  Payment of the Security Deposit to Landlord shall be a condition precedent to the effectiveness of this Lease.  In the event Tenant fails to faithfully perform the terms and conditions of this Lease, Landlord, at Landlord’s option, may at any time apply the Security Deposit or any part thereof toward the payment of the Rent and/or toward the performance of Tenant’s obligations under this Lease.  In such event, within five (5) days after notice, Tenant shall deposit with Landlord cash sufficient to restore the Security Deposit to its original amount.  Although the Security Deposit shall be deemed the property of the Landlord, any remaining balance of such deposit shall be returned to Tenant by Landlord at such time after termination of this Lease when Landlord shall have determined that all Tenant’s obligations under this Lease have been fulfilled.  Landlord may (but is not obligated to) exhaust any or all rights and remedies against Tenant before resorting to the Security Deposit.  Landlord will not be required to pay Tenant any interest on the Security Deposit nor hold same in a separate account.  If Landlord sells or otherwise conveys the Property, Landlord will deliver the Security Deposit or the unapplied portion thereof to the new owner.  Tenant agrees that if Landlord turns over the Security Deposit or the unapplied portion thereof to the new owner, Tenant will look to the new owner only and not to Landlord for its return upon expiration of the Lease Term.  If Tenant assigns this Lease with the consent of Landlord (as expressly provided for in this Lease), the Security Deposit will remain with Landlord for the benefit of the new tenant and will be returned to such tenant upon the same conditions as would have entitled Tenant to its return.

8.    POSSESSION

(a)          Improvements.  Landlord shall use reasonable diligence to deliver possession of the Demised Premises ready for Tenant’s occupancy on the Commencement Date subject, however, to the terms, conditions and covenants set forth in the work letter (“Work Letter”) attached hereto as Exhibit “B” and made a part thereof (the facilities, material and work, if any, to be furnished, installed and performed in the Demised Premises by Landlord at its expense under the terms of Exhibit “B” are hereinafter and in Exhibit “B” referred to as “Landlord’s Work” and the improvements being installed pursuant to the Work Letter being referred to as the “Tenant Improvements”).   Such other installations, materials and work, if any, as may be undertaken by or for the account of Tenant to complete, equip, decorate and furnish the Demised Premises for Tenant’s occupancy, are hereinafter and in Exhibit “B” referred to as “Tenant’s Work”).  Improvements, if any, to be made to the Demised Premises by Landlord are specifically set forth in the Work Letter and there are no others.  All improvements made to the Demised Premises, whether by Landlord or Tenant, will become the property of Landlord when attached to or incorporated into the Demised Premises.  Such property will remain the property of Landlord upon termination of this Lease, except for improvements that Landlord requires that Tenant remove, as provided for herein.  The taking of possession by Tenant (or any permitted assignee or subtenant of Tenant) of all or any portion of the Demised Premises for the conduct of business will be deemed to mean that Tenant has found the Demised Premises, and all of their fixtures and equipment, acceptable.

9.     DELAY OF POSSESSION

(a)          Inability to Deliver Premises.  If Landlord is unable to deliver possession of the Premises to Tenant within one hundred twenty (120) days after the Lease Commencement Date, by reason of anything other than fault on the part of Tenant or any of Tenant’s Agents, as hereafter defined, either Landlord or Tenant will have the right to terminate this Lease upon written notice delivered to the other party within ten (10) days after the lapse of said one hundred twenty (120) day period.  Upon such termination, Landlord and Tenant will each be released from all further liability under this Lease.  The failure to complete minor or insubstantial details of construction, decoration or mechanical adjustments shall not be considered a delay in delivery of the Premises.

10.    ALTERATIONS

(a)          Tenant Alterations.  During the Lease Term, Tenant shall make no alteration, additions, installations, substitutions, or improvements (the “Alterations”) in or to the Demised Premises of any kind or nature without the express prior written consent of the Landlord, which consent shall not be unreasonably withheld.  Should Landlord consent to any proposed alterations by Tenant, such consent will be conditioned upon Tenant’s agreement to comply with all requirements established by Landlord, including safety requirements and the matters referenced in Section 12 of this Lease.  As stated herein, all Alterations made hereunder will become Landlord’s property when incorporated into or affixed to the Property.  However, at Landlord’s option Landlord may, at the expiration of the Lease Term, require Tenant, at Tenant’s expense, to remove any and all Alterations made by or on behalf of Tenant and to restore the Premises to their original condition.

(b)          Landlord’s Additions And Alterations.  Landlord has the right to make changes in and about the Property and parking areas.  Such changes may include, but not be limited to, rehabilitation, redecoration, refurbishment and refixturing of the Property and expansion of or structural changes to the Property.  The right of Tenant to quiet enjoyment and peaceful possession given under the Lease will not be deemed breached or interfered with by reason of Landlord’s actions pursuant to this paragraph so long as such actions do not materially deprive Tenant of its use and enjoyment of the Demised Premises.

11.    REPAIRS

(a)          Landlord’s Responsibilities.  During the Lease Term, Landlord shall define, set, and maintain the level of repairs and maintenance for the Property, the Common Areas, and all other areas serving the Property, in a manner comparable to office Properties of similar quality to and in the immediate geographic area of the Property.  Landlord’s responsibilities with respect to this paragraph are as follows:  (1) the structural and roof systems of the Property, (2) the Property standard electrical and mechanical systems, (3) the primary common area water and sewer systems of the Property, (4) the Property Common Areas and the common area furniture, fixtures, and equipment, (5) the landscaped areas in and about the Property, (6) the parking areas and (7) replacement of Property standard light bulbs in the Common Areas.  During the Lease Term, Landlord shall perform the following services in the Demised Premises:  HVAC maintenance (Operating Expenses line item).  Landlord shall use its commercially reasonable efforts to respond to and resolve any such issues within 48 hours (during the business week).  In the event that Landlord is unable to perform said repairs due to shortage of materials, labor, inclement weather, or other condition beyond Landlord’s control, then a revised commercially reasonable timeframe shall be provided to Tenant.

(b)          Tenant’s Responsibilities.  During the Lease Term, Tenant will repair and maintain the following at Tenant’s expense:

(i)           The electrical, plumbing and mechanical systems, and

(ii)           All other personal property, improvements or fixtures, except Property standard improvements and those items enumerated in Section 11(a) hereof.  Those items to be repaired and maintained by Tenant include, but are not limited to, the following:  (a) light fixtures and bulbs, (b) glass partition walls, (c) doors and locksets that are not the main entrance or open onto a hallway of the Property, and (d) vaults, safes, or secured areas.  For the aforesaid items, Landlord may elect, with Tenant’s approval (which approval will not be unreasonably withheld) to maintain and repair same at Tenant’s expense and Tenant will be billed for same as Rent.

(iii)           The move of Tenant’s property in or out of the Property.

There shall be no allowance to Tenant for diminution of rental value and Landlord shall have no liability to Tenant by reason of any inconvenience, annoyance, interruption or injury to the business of Tenant arising from Landlord’s making any repairs or changes which Landlord is required or permitted by this Lease or required by law to make in or to any portion of the Property or the Demised Premises, or in or to the fixtures, equipment or appurtenances to the Property or the Demised Premises.

(c)          Repairs and Maintenance; Miscellaneous.  Notwithstanding any of the provisions of this Section 11 to the contrary, Landlord shall have no responsibility to repair or maintain the Property, any of its components, the Common Areas, the Premises, or any fixture, improvement, trade fixture, or any item of personal property contained in the Property, the Common Areas, and/or the Premises if such repairs or maintenance are required because of the occurrence of any of the following:  (i) the acts, misuse, improper conduct, omission or neglect of Tenant or Tenant’s Agents, or (ii) the conduct of business in the Premises.  Should Landlord elect to make repairs or maintenance occasioned by the occurrence of any of the foregoing, Tenant shall pay as Rent all such costs and expenses incurred by Landlord.  Landlord shall have the right to approve in advance all work, repair, maintenance or otherwise, to be performed under this Lease by Tenant and all of Tenant’s repairmen, contractors, subcontractors and suppliers performing work or supplying materials.  Tenant shall be responsible for all permits, inspections and certificates for accomplishing the above.  Tenant shall obtain lien waivers for all work done in or to the Premises.

12.     REGULATIONS AND LAWS

Tenant shall properly execute and comply with all statutes, ordinances, rules, orders, regulations and requirements of the federal, state, county and city governments, and of any and all of the departments and bureaus thereof, applicable to said Demised Premises and shall also promptly comply with and execute all rules, orders and regulations of the Fire Underwriters Association for the prevention of fires at Tenant’s own cost and expense.  Tenant agrees to pay any increase in the amount of insurance premiums over and above the rate now in force that may be caused by Tenant’s use or occupancy of the Demised Premises.  Said payment shall be in addition to any amounts due Landlord pursuant to other provisions contained herein and shall be deemed additional rent.  Notwithstanding the foregoing, Tenant shall not be liable for compliance including without limitation, The Americans with Disabilities Act, to the extent that a violation was caused by Landlord, Landlord’s work, or other alteration performed by or at the direction of Landlord, or to the extent such a violation was existing at the time the Tenant was given possession of the Demised Premises.  Tenant shall not take any action that would cause the Demised Premises to be inspected without Landlord’s prior written consent.

13.    TENANT’S PROPERTY

All business and trade fixtures, machinery and equipment, communications equipment and office equipment installed in the Demised Premises by Tenant without expense to Landlord, and all furniture, furnishings and other articles of movable personal property owned by the Tenant and located in the Demised Premises, shall be and shall remain the property of Tenant and may be removed by Tenant at any time during the term of this Lease; provided (i) that Tenant shall repair or pay the cost of repairing any damage to the Demised Premises or to the Property resulting from such removal, (ii) that Tenant is not in default of the terms of this Lease, and (iii) that the provisions of this Section 12(a) shall be subject to the provisions of Section 18 below.

Any items of Tenant’s property (except money, securities and other like valuables) which shall remain in the Demised Premises after the date fixed for termination of this Lease, (except, in the event Tenant remains in possession of the Demised Premises at the termination of this Lease and subject to Paragraph 36(c)) or after a period of ten (10) days following an earlier termination date, may, at the option of Landlord, be deemed to have been abandoned, and in such case either may be retained by Landlord as its property or may, at Tenant’s expense, be disposed of, without accountability, and in such manner as Landlord may see fit.

14.    TENANT’S INSURANCE COVERAGE

(a)          Required Coverage.  Tenant agrees that, at all times during the Lease Term (as well as prior and subsequent thereto if Tenant or any of Tenant’s Agents should then use or occupy any portion of the Premises), it will keep in force, with an insurance company licensed to do business in the State of Florida, having a rating of “A-” and a financial class of XI or better by Best’s Insurance Key Rating Guide published by A.M. Best Company the following:  (1) without deductible, commercial general liability insurance, including coverage for bodily injury and death, property damage and personal injury and contractual liability with minimum limits of One Million ($1,000,000) Dollars per occurrence, Two Million ($2,000,000) Dollars aggregate to cover personal injury, including bodily injury, death and property damage, (2) with deductible of not more than Five Thousand Dollars ($5,000.00), insurance on an “All Risk or Physical Loss” basis, including sprinkler leakage, vandalism, malicious mischief, fire and extended coverage, covering all improvements to the Premises, fixtures, furnishings, removable floor coverings, equipment, signs and all other decoration or stock in trade, in the amounts of not less than the full replacement value thereof, (3) workmen’s compensation and employer’s liability insurance, if required by statute and (4) business interruption insurance for Tenant’s business operations at the Premises.  Such policies will:  (i) include Landlord and such other parties as Landlord may reasonably designate as additional insured’s including Brenner Real Estate Group, (ii) be considered primary insurance, (iii) provide that it may not be canceled or changed without at least thirty (30) days prior written notice from the company providing such insurance to each party insured thereunder.  Tenant will also maintain throughout the Lease Term worker’s compensation insurance with not less than the maximum statutory limits of coverage.  If such insurance is carried under a blanket policy, Tenant agrees to deliver to Landlord a proper certificate of such insurance, signed by the insurer.

(b)          Policy Requirements.  The insurance coverages to be provided by Tenant will be for a period of not less than one year.  At least fifteen (15) days prior to the Lease Commencement Date, Tenant will deliver to Landlord original certificates of all such paid-up insurance; thereafter, at least fifteen (15) days prior to the expiration of any policy Tenant will deliver to Landlord such original certificates as will evidence a paid-up renewal or new policy to take the place of the one expiring.

15.    LANDLORD’S INSURANCE COVERAGE

(a)          Required Coverage.  Landlord will at all times during the Lease Term maintain a policy or policies of insurance insuring the Property against loss or damage by fire, explosion or other hazards and contingencies typically covered by insurance for an amount acceptable to the mortgagees encumbering the Property.

(b)          Tenant not to Affect Landlord’s Insurance Coverages.  Tenant will not do or permit anything to be done upon or bring or keep or permit anything to be brought or kept upon the Premises which will increase Landlord’s rate of insurance on the Property.  If by reason of the failure of Tenant to comply with the terms of this Lease, or by reason of Tenant’s occupancy (even though permitted or contemplated by this Lease), the insurance rate shall at any time be higher than it would otherwise be, Tenant will reimburse Landlord for that part of all insurance premiums charged because of such violation or occupancy by Tenant.  Tenant agrees to comply with any requests or recommendation made by Landlord’s insurance underwriter inspectors.

16.    SUBROGATION

(a)          Mutual Waiver of Subrogation.  Neither Landlord nor Tenant shall be liable (by way of subrogation or otherwise) to the other party (or to any insurance company insuring the other party) for any loss or damage to any property of the Landlord or Tenant as the case may be, covered by insurance to the extent of such insurance, even though such loss or damage might have been occasioned by the negligence of the Landlord or Tenant, or their respective agents, employees, invitees, etc.  This release shall be in effect only so long as the applicable insurance policies shall contain a clause or endorsement to the effect that the aforementioned waiver shall not affect the right of the insured to recover under such policies; each party shall use its best efforts (including payment of additional premiums) to have its insurance policies contain the standard waiver of subrogation clause.  In the event Landlord’s or Tenant’s insurance carrier declines to include in such carrier’s policies a standard waiver of subrogation clause, Landlord or Tenant, as the case may be, shall promptly notify the other party, in which event, the other party shall not be required to have its insurance policies contain such waiver of subrogation clause and this section shall be of no force and effect.

(b)          Tenant Negligence.  Notwithstanding the foregoing, Tenant shall indemnify and hold Landlord harmless from and against all claims, actions and demands of any nature whatsoever arising from personal injury or death to any persons or from losses of or damages to any property which claims, actions and demands allegedly result from the separate or concurrent negligence of any and all persons, and/or from separate of concurrent conditions or uses of the Demised Premises, equipment, materials, supplies or other things of any nature whatsoever ever related to or in connection with the use and operation of the Demised Premises, and/or the performance of this Lease; and Tenant shall reimburse to Landlord all expenses or costs incurred by it in connection with any investigation, handling, settlement, defense and/or enforcement of any rights concerning the Demised Premises  and/or the performance of this Lease and/or any and all such claims, actions, and demands, and shall pay any and all judgments, awards and/or settlements resulting therefrom except only any such claim, action or demand which was caused solely by the negligence of the Landlord.

17.     DAMAGE OR DESTRUCTION BY CASUALTY

(a)          Termination.  In case of damage by fire or other casualty to the Demised Premises or any part thereof, Landlord shall have one hundred eighty (180) days within which to repair and restore the same without terminating this Lease except that if the fire or other casualty shall damage the entire Demised Premises or a substantial portion of the Demised Premises, Landlord may elect not to repair and restore the Demised Premises in which event Landlord shall notify Tenant of that election within sixty (60) days after the date of the casualty and any prepaid Rent will be prorated as of the date of destruction and the unearned portion of such Rent will be refunded to Tenant without interest and this Lease, and the tenancy hereunder, shall terminate on the date specified by the Landlord.

(b)          Election for Restoration.  Should the Landlord elect to repair and restore the damaged portion of said Demised Premises, then during the period that Tenant is deprived of the use of the damages portion of the Demised Premises, Tenant shall be required to pay rental covering only that part of the Demised Premises that it is able to occupy; the rent for said remaining space shall be that portion of the total rent which the amount of square foot area remaining that can be occupied bears to the total square foot area of all of the Demised Premises covered by this Lease.  Restoration or repairing will be at Landlord’s sole cost and expense, subject to the availability of applicable insurance proceeds.  Landlord shall have no duty to restore, rebuild or replace Tenant’s personal property and trade fixtures.  Notwithstanding anything to the contrary in this Lease, including, but not limited to this Section 18, Landlord’s obligation(s) to repair, rebuild or restore the Property or the Premises shall exist only to the extent of insurance proceeds received by Landlord in connection with the condition or event which gave rise to Landlord’s obligation to repair, rebuild or restore.

(c)          Right to Terminate.  If during the term of this Lease the entire Demised Premises or a substantial part thereof ((50%) or more of the Demised Premises), including for this purpose the means of access thereto, shall be so damaged by fire or other casualty as to be untenantable, then unless said damage be repaired within one hundred (180) days thereafter as herein specified, either party hereto, upon written notice to the other party given at any time following the expiration of one hundred eighty (180) days after said fire or other casualty, may terminate this Lease in which case the Rent and Additional Rental shall be apportioned and paid to the date of said fire or other casualty.  The period of one hundred eighty (180) days hereinbefore referred to shall be extended by such additional period, not in excess of sixty (60) days, that Landlord is delayed in substantially completing such repair or restoration by causes such as strikes, unavailability or materials or any other case which is beyond the reasonable control of the Landlord.

18.     CONDEMNATION

(a)          Less Than Substantial Taking.  If any portion of the Demised Premises less than a substantial part thereof shall be taken or condemned or sold for public or quasi public use under any governmental law, ordinance or regulation, or by right of eminent domain or by purchase in lieu thereof, then this Lease shall not terminate except as to the part taken and shall terminate as to the part taken effective as of the date when title vests in any such authority.  The Rent payable under this Lease during the unexpired portion of the Lease Term shall be adjusted to such an extent as may be fair and reasonable under the circumstances.  Tenant shall have no claim to the condemnation award with respect to the leasehold estate but, in a subsequent, separate proceeding, may make a separate claim for trade fixtures installed in the Premises by and at the expense of Tenant and Tenant’s moving expense.  In no event will Tenant have any claim for the value of the unexpired Lease Term.

(b)          Substantial Taking.  Tenant agrees if the Demised Premises, or substantial part thereof, shall be taken or condemned or sold for public or quasi use under any governmental law, ordinance or regulation, or by right of eminent domain or by purchase in lieu thereof, this Lease shall fully terminate as of the date when title vests in such authority.  Tenant shall have no claim against the Landlord, and shall not have any claim or right to any portion of the amount that may be awarded as damages or paid as a result of any such condemnation; and all rights of Tenant to damages therefor, if any, are hereby assigned by Tenant to Landlord.  Upon any such condemnation or taking, the term of this Lease shall cease and terminate as to the entire Demised Premises or the applicable portion thereof from the date when title vests in such governmental authority, and Tenant shall not claim against the Landlord for the value of any unexpired term of this Lease, leasehold improvements or goodwill.  For purposes of this section, a substantial part shall mean twenty-five percent (25%) or more of the Demised Premises.

19.    COMPLIANCE WITH ENVIRONMENTAL LAWS AND PROCEDURES

(a)          Hazardous Waste.  “Hazardous Waste” shall mean toxic or hazardous waste, pollutants or substances, including, without limitation, bio hazardous materials, medical waste, asbestos, PCBs, petroleum products and by-products, substances defined or listed as “hazardous substance”, “toxic substance”, “toxic pollutant”, or similarly identified substance or mixture, in or pursuant to any “Environmental Law”.  “Environmental Law” shall include, but is not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. § 9601, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. § 1802, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. § 6901, et seq., the Toxic Substance Control Act of 1976, as amended, 15 U.S.C. § 2601, et seq., and the Clean Water Act, 33 U.S.C. § 446 et seq., as amended.  The term “Environmental Law” also includes, but is not limited to, any present and then applicable federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law or other approval of a governmental authority relating to compliance with Environmental Law by the Premises requiring notification or disclosure of releases of Hazardous Substances to any governmental authority or other person or entity, imposing environmental conditions or requirements in connection with permits or other authorization for lawful activity at the Premises.

(b)          Tenant’s Covenants.  Tenant shall not manufacture or dispose of any Hazardous Substances at the Demised Premises or store or use any Hazardous Substance at the Demised Premises in such quantities, concentrations, forms or levels, or otherwise in a manner which is in violation of any applicable Environmental Laws.  Tenant shall comply with all Environmental Laws and other ordinances and regulations applicable to the Demised Premises, and shall promptly comply with all governmental orders and directives for the correction prevention and abatement of any violations or nuisances in or upon, or connected with, the Demised Premises, all at Tenant’s sole cost and expense.  To the extent that Tenant generates any medical or biohazardous waste in conjunction with Tenant’s use of the Premises, Tenant, at Tenant’s sole cost and expense, shall  prior to commencement of such generation:  (i) advise Landlord in writing of such generation of medical or biohazardous waste and (ii) obtain and maintain throughout the Lease Term a service contract with a duly licensed medical or biohazardous waste transportation and disposal company.  Copies of such service contract shall be provided to Landlord each year during the Lease Term.

(c)          Indemnification by Tenant.

(i)           Environmental Contamination.  Tenant hereby agrees to indemnify Landlord and hold Landlord harmless from and against any and all losses, liabilities, including strict liability, damages, injuries, expenses, including reasonable attorneys’ fees for attorneys of Landlord’s choice, costs of any settlement or judgment and claims of any and every kind whatsoever paid, incurred or suffered by, or asserted against Landlord by any person or entity or governmental agency for, with respect to, or as a direct or indirect result of, the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission or release from the Demised Premises of any Hazardous Waste (including, without limitation, any losses, liabilities, including strict liability, damages, injuries, expenses, including reasonable attorneys’ fees for attorneys of Landlord’s choice, costs of any settlement or judgment or claims asserted or arising under any Environmental Law, and any and all other statutes, laws, ordinances, codes, rules, regulations, orders or decrees regulating, with respect to or imposing liability, including strict liability, substances or standards of conduct concerning any Hazardous Waste), regardless of whether within Tenant’s control provided that the foregoing was occasioned by the acts or negligence of Tenant, its agents, employees or licensees.

(ii)           Continuing Indemnification.  The aforesaid indemnification and hold harmless agreement shall benefit Landlord from the date hereof and shall continue notwithstanding any termination this Lease and, without limiting the generality of the foregoing such obligations shall continue for the benefit of Landlord and any subsidiary of Landlord during and following any possession of the Demised Premises thereby or any ownership of the Demised Premises thereby, whether arising by eviction, surrender by Tenant or otherwise, such indemnification and hold harmless agreement to continue forever.

(iii)           Notice of Environmental Complaint.  If Tenant shall receive any notice of: (1) the happening of any material event involving the spill, release, leak, seepage, discharge or cleanup of any Hazardous Waste at the Demised Premises or in connection with Tenant’s operations thereon; or (2) any complaint, order, citation or material notice with regard to air emissions, water discharges or any other environmental, health or safety matter affecting Tenant (an “Environmental Complaint”) from any person or entity, then Tenant immediately shall notify Landlord orally and in writing of said notice.

(d)          Landlord’s Reserved Rights.  Landlord shall have the right but not the obligation (and without limitation of Landlord’s rights under this Lease) to enter onto the Demised Premises or to take such other actions as it shall deem necessary or advisable to clean up, remove, resolve or minimize the impact of, or otherwise deal with, any such Hazardous Waste or Environmental Complaint following receipt of any notice from any person or entity having jurisdiction asserting the existence of any Hazardous Waste or an Environmental Complaint pertaining to the Demised Premises or any part thereof which, if true, could result in an order, suit or other action against Tenant and/or which, in Landlord’s sole opinion, could jeopardize its security under this Lease.  All reasonable costs and expenses incurred by Landlord in the exercise of any such rights shall be payable by Tenant upon demand as Rent if same were occasioned by the activities of Tenant, its employees or licensees.

(e)          Environmental Audits.  If Landlord shall have good reason to believe that Hazardous Waste has been discharged on the Demised Premises by Tenant, its employees or licensees, Landlord shall have the right, in its sole discretion, to require Tenant to perform periodically to Landlord’s satisfaction (but not more frequently than annually unless an Environmental Complaint shall be then outstanding), at Tenant’s expense, an environmental audit and, if deemed necessary by Landlord, an environmental risk assessment of:  (a) the Demised Premises; (b) Hazardous Waste management practices and/or (c) Hazardous Waste disposal sites used by Tenant.  Said audit and/or risk assessment must be by an environmental consultant reasonably satisfactory to Landlord.  Should Tenant fail to perform any such environmental audit or risk assessment within thirty (30) days after Landlord’s request, Landlord shall have the right to retain an environmental consultant to perform such environmental audit or risk assessment.  All costs and expenses incurred by Landlord in the exercise of such rights shall be secured by this Lease and shall be payable by Tenant upon demand as Rent.

(f)          Breach.  Any breach of any warranty, representation or agreement contained in this Section shall be an Event of Default and shall entitle Landlord to exercise any and all remedies provided in this Lease or otherwise permitted by law.

(g)          Radon Gas.  In accordance with Florida Law, the following disclosure is hereby made:

RADON GAS:  Radon is a naturally occurring radioactive gas that, when it has accumulated in a Property in sufficient quantities, may present health risk to persons who are exposed to it over time.  Levels of radon that exceed Federal and State Guidelines have been found in Propertys in Florida.  Additional information regarding radon and radon testing may be obtained from your county public health unit.

20.    EVENTS OF DEFAULT

The following events shall be deemed to be events of default by Tenant under this Lease:

(a)          Tenant shall fail to pay when or before due any sum of money becoming due to be paid to Landlord hereunder, whether such sum by any installment of the Rent herein reserved, any other amount treated as Additional Rental hereunder, or any other payment or reimbursement to Landlord required herein whether or not treated as Additional Rental hereunder, and such failure shall continue for a period of five (5) business days from the date such payment was due; or

(b)          Tenant shall fail to comply with any term, provision or covenant of this Lease other than by failing to pay when or before due any sum of money becoming due to be paid to Landlord hereunder, and shall not cure such failure within twenty (20) days (forthwith, if the default involves a hazardous condition) after written notice thereof to Tenant; or

(c)          Tenant shall abandon or vacate any substantial portion of the Demised Premises permanently or for a substantial period of time where the Demised Premises is left uncared for or if reasonable air temperature maintenance is not provided for; or

(d)          Tenant shall fail to vacate the Demised Premises immediately upon termination of this Lease, by lapse of time or otherwise, or upon termination of Tenant’s right to possession only; or

(e)          The leasehold interest of Tenant shall be levied upon under execution or be attached by process of law or Tenant shall fail to contest diligently the validity of any lien or claimed lien and give sufficient security to Landlord to insure payment thereof or shall fail to satisfy any judgment rendered thereon and have the same released, if such default shall continue for ten (10) days after written notice thereof to Tenant; or

(f)          Tenant shall become insolvent, admit in writing its inability to pay its debts generally as they become due, file a petition in bankruptcy or a petition to take advantage of any insolvency statute, make an assignment for the benefit of the creditors, make a transfer in fraud or creditors, apply for or consent to the appointment of a receiver for itself or for the whole or for any substantial part of its property, or file a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws as now in effect or hereafter amended, or any other applicable law or statue of the United States or any State thereof; or

(g)          A court of competent jurisdiction shall enter an order, judgment or decree adjudicating Tenant a bankrupt, or appointing a receiver of Tenant, or for the whole or any substantial part of its property, without the consent of Tenant, or approving a petition filed against Tenant seeking reorganization or arrangement of Tenant under the bankruptcy laws of the United States, as now in effect or hereafter amended, or any state thereof, and such order, judgment or decree shall not be vacated or set aside or stayed within thirty (30) days from the date of entry thereof; or

(h)          In any event whereby this Lease or the estate hereby granted or the unexpired balance of the term hereof would by operation of law or otherwise, devolve upon or pass to any person, firm or corporation other than Tenant, except as permitted in this Lease.

(i)          Tenant shall permit, allow or suffer to exist any lien, judgment, writ, assessment, charge, attachment or execution upon Landlord’s or Tenant’s interest in this Lease or to the Premises, and/or the fixtures, improvements and furnishings located thereon

(j)          Tenant shall fail to comply with the terms and conditions of Section 19 of this Lease.

Failure of Landlord to declare any default immediately upon occurrence thereof, or delay in taking any action in connection therewith, shall not waive such default, but Landlord shall have the right to declare any such default at any time and take such action as might be lawful or authorized hereunder, in law and/or in equity.  No waiver by Landlord of a default by Tenant shall be implied and no express waiver by Landlord shall affect any default other than the default specified in such waiver and that only for the time and extension therein stated.

21.    LANDLORD’S REMEDIES FOR TENANT’S DEFAULT

(a)          Landlord’s Options.  If Tenant is in default of this Lease, Landlord may, at its option, in addition to such other remedies as may be available under Florida law:

(i)           terminate this Lease and Tenant’s right of possession; or

(ii)           terminate Tenant’s right to possession but not the Lease and/or proceed in accordance with any and all provisions of Section 21.(b) below.

(b)          Landlord’s Remedies.

(i)           Landlord may without further notice reenter the Demised Premises either by force or otherwise and dispossess Tenant  by summary proceedings or otherwise, as well as the legal representative(s) of Tenant and/or other occupant(s) of the Demised Premises, and remove their effects and hold the Demised Premises as if this Lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end; and/or at Landlord’s option,

(ii)           All Rent for the balance of the Lease Term will, at the election of Landlord, be accelerated and the full amount of same shall become immediately due thereupon and be paid, together with all expenses of every nature which Landlord may incur such as (by way of illustration and not limitation) those for attorneys’ fees, brokerage, advertising, and refurbishing the Demised Premises in good order or preparing them for re-rental; and/or at Landlord’s option,

(iii)           Landlord may re-let the Demised Premises or any part thereof, either in the name of Landlord or otherwise, for a term or terms which may at Landlord’s option be less than or exceed the period which would otherwise have constituted the balance of the Lease Term, and may grant concessions or free rent or charge a higher rental than that reserved in this Lease; and/or at Landlord’s option.

(iv)           Tenant or its legal representative(s) will also pay to Landlord as liquidated damages any deficiency between the Rent hereby reserved and/or agreed to be paid and the net amount, if any, of the rents collected on account of the lease or leases of the Demised Premises for each month of the period which would otherwise have constituted the balance of the Lease Term.

22.     LIENS

(a)          Statutory Construction Lien Notice.  In accordance with the applicable provisions of the Florida Construction Lien Law and specifically Florida Statutes, § 713.10, no interest of Landlord whether personally or in the Premises, or in the underlying land or Property of which the Demised Premises are a part or the leasehold interest aforesaid shall be subject to liens for improvements made by Tenant or caused to be made by Tenant hereunder.  Further, Tenant acknowledges that Tenant, with respect to improvements or alterations made by Tenant or caused to be made by Tenant hereunder, shall promptly notify the contractor making such improvements to the Demised Premises of this provision exculpating Landlord’s liability for such liens.

(b)          No Liens.  Notwithstanding the foregoing, if any construction lien or other lien, attachment, judgment, execution, writ, charge or encumbrance is filed against the Property or the Demised Premises or this leasehold, or any alterations, fixtures or improvements therein or thereto, as a result of any work action or inaction done by or at the direction of Tenant or any of Tenant’s Agents, Tenant will discharge same of record within ten (10) days after the filing thereof, failing which Tenant will be in default under this Lease.  In such event, without waiving Tenant’s default, Landlord, in addition to all other available rights and remedies, without further notice, may discharge the same of record by payment, bonding or otherwise, as Landlord may elect, and upon request Tenant will reimburse Landlord for all costs and expenses so incurred by Landlord plus interest thereon at the rate of eighteen percent (18%) per annum.

(c)          Landlord Liens.  Landlord shall have, and is hereby given and granted a lien (in addition to the statutory lien existing in favor of Landlords) on all Tenant’s furniture, fixtures, goods, merchandise and effects at anytime on or moved into the Demised Premises during the term of this Lease, to secure the payment of the rent and any and all other monies which shall accrue to Landlord under the terms of this Lease.  The lien hereby granted shall be and remain effective notwithstanding the removal from the Demised Premises of any part or all of the property of Tenant.

(d)          Lien Exculpation. Pursuant to Section 713.10, Florida Statutes, the Landlord and the Tenant hereby agree that the right, title and interest of the Landlord in the Demised Premises shall not be subject to any liens, encumbrances or claims resulting from improvements to the Demised Premised contracted for or caused to be made by the Tenant.  Tenant further agrees to expressly notify any individual or contractor making such improvements of the contents of this provision of the Lease prior to the commencement of any work for such improvements to the Demised Premises.

23.    INDEMNIFICATION FOR LIENS

The Tenant hereby agrees to indemnify and hold Landlord harmless from and against all claims, actions, causes of actions, damages, loss, liability, injury, cost or expense (including reasonable attorney’s fees, whether incurred before, during or after trial, or upon any appellate level), resulting from the imposition of any liens against the Landlord’s right, title and interest in the Demised Premises from any past, current or future improvements to the Demised Premises contracted for or caused to be made by the Tenant.  Landlord gives specific consideration for this indemnity to Tenant, the receipt of which is hereby acknowledge by Tenant, which consideration is reflected in the amount of rent being paid by Tenant under the Lease.

24.    EXEMPTIONS AND ATTORNEY’S FEE

As to and against the payment of rent and any other monies which shall accrue to Landlord under the terms of this Lease, Tenant hereby expressly waives all exemptions as to personal property allowed Tenant under the constitution and laws of the State of Florida, or any other state, and agrees to pay all costs of collecting the same, including a reasonable attorney’s fee.  In the event of the breach by Tenant of one or more of the terms and conditions of this Lease, Landlord shall be and is hereby authorized to do any and all things deemed by Landlord or such attorneys necessary to protect, conserve or promote the interest of Landlord under this Lease, including the institution of legal proceedings, against Tenant, of any nature, and including suit for damages for any such breach, and Tenant agrees in that event to pay a reasonable attorney’s fee to said attorney’s for such services as Additional Rent, which fees shall be secured by the lien granted to Landlord in Section 19 above.

25.     CURING TENANT’S DEFAULT

If Tenant shall default in the performance of any of Tenant’s obligations under this Lease, Landlord, without thereby waiving such default, may (but shall not be obligated to) perform the same for the account and at the expense of Tenant, without notice in a case of emergency, and in any other case if such default continues after the expiration of five (5) days from the date Landlord gives Tenant notice of intention to so perform.  All costs, expenses and disbursements of every kind and nature, whatsoever, incurred by Landlord in connection with any such performance by it for the account of Tenant, including any expenses incurred for any property, material, labor or services provided, furnished or rendered, by Landlord or at its instance to Tenant, together with interest thereon at the maximum rate provided by law, shall be paid by Tenant to Landlord within ten (10) days after Landlord’s rendition of each bill thereafter to Tenant.

26.    SUBORDINATION

(a)          Subordination.  The Tenant agrees that this Lease is and shall remain subject to and subordinate to all present and future first mortgages or ground leases affecting the Property and/or the parking areas, and to all recastings, renewals, modifications, consolidations, replacements, and extensions of any such mortgage(s), and to all increases and voluntary and involuntary advances made thereunder.  The foregoing will be self-operative and no further instrument of subordination will be required.  Landlord hereby agrees that it shall, upon written request by Tenant, use its commercially reasonable efforts to obtain and deliver in favor of Tenant a non-disturbance agreement from the first mortgage holder for the Property, which shall be on the standard form of such first mortgage holder for the Property.  Tenant shall promptly execute and deliver to the Landlord such certificate or certificates in writing as the Landlord may request, showing the subordination of this Lease to such mortgage or mortgages and in default of the Tenant’s so doing, Landlord shall be and is hereby authorized and empowered to execute such certificates in the name of and as the act and deed of the Tenant, this authority being hereby declared to be coupled with interest and to be irrevocable.

(b)          Attornment.  If any mortgagee of the Property comes into possession or ownership of the Demised Premises, or acquires Landlord’s interest by foreclosure of the mortgage or otherwise, upon the mortgagee’s request Tenant will attorn to the mortgagee.

27.    NAME OF PROPERTY

The Property shall be known as Cypress Commons.  Landlord, however, reserves the right, to be exercised at Landlord’s sole discretion, to change said name from time to time.  Tenant agrees not to refer to the Property by any other name other than as the aforesaid or as the same may be changed by Landlord or by its street address.

28.    RULES AND REGULATIONS

Tenant, its agents, employees, invitees, licensees, customers, clients, family members and guests shall at all times abide by and observe the rules and regulations attached hereto as Exhibit “D”.  Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce such rules and regulations, or the terms, conditions, or covenants contained in any other lease, as against any other tenant, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its employees, agents, business invitees, licensees, customers, clients, family members or guests.  Landlord reserves the right to change, adopt and promulgate, from time to time on five (5) days prior notice, other reasonable rules and regulations and to amend and supplement the same all of which shall be complied with by Tenant.  If there is an inconsistency between this Lease and the rules and regulations as set forth in Exhibit “D”, this Lease shall govern.

29.     QUIET ENJOYMENT

Upon payment by Tenant of all items of rent, additional rent, and any and all other sums to be paid by Tenant to Landlord hereunder and the observance and performance of all the covenants, terms and conditions to be observed and performed by Tenant, Tenant shall have the peaceful and quiet use of the Demised Premises, and all rights, servitude, and privileges belonging, or in any way appertaining thereto or granted hereby, for the term of this Lease, without hindrance or interruption by Landlord, or any other person or persons lawfully claiming by, through or under Landlord, subject nevertheless to the terms and conditions of this Lease, and to any mortgage, deed of trust, ground lease or agreement to which this Lease, and/or Landlord’s interest in the Demised Premises and the Property of which they are a part, is subordinate.  Landlord warrants that it has full right and authority to enter into this Lease for the full term hereof.

30.     NO REPRESENTATIONS BY LANDLORD

Neither Landlord nor any agent or employee of Landlord has made any representations or promises, with respect to the Demised Premises or the Property except as herein expressly set forth, and no rights, privileges, easements or licenses are acquired by Tenant except as herein set forth.  The Tenant, by taking possession of the Demised Premises, shall accept the same “as is” and such taking of possession shall be conclusive evidence that the Demised Premises and the Property are in good and satisfactory condition at the time of such taking of possession.

31.    ENTIRE AGREEMENT

This Lease, together with Exhibit(s) “A” through “F” and all Riders, Addenda, and Guaranties, contains the entire and only agreement between the parties and no oral statements or representations or prior written matter not contained or referred to in this instrument shall have any force or effect.  This Lease shall not be modified in any way except by a writing subscribed by both parties.  The failure of the Landlord or Tenant to insist upon strict performance by the other of any of the covenants or conditions of this Lease in any one or more instances shall not be construed as a waiver or relinquishment for the future of any such covenants or conditions, but the same shall be and remain in full force and effect.  No waiver of any provision of this Lease shall be deemed to have been made unless it be in writing and signed by the party to be charged therewith.

32.     NO PARTNERSHIP

Nothing contained in this Lease shall be deemed or construed to create a partnership or joint venture of or between Landlord and Tenant, or create any other relationship between the parties hereto other than that of Landlord and Tenant.

33.     NOTICES

All notices required or desired to be given hereunder by either party to the other shall be given by certified or registered mail, first class, postage prepaid, return receipt requested.  Notice to the respective parties shall be addressed as follows:

If to Landlord:

c/o Brenner Real Estate Group
1500 W. Cypress Creek Road #409
Fort Lauderdale, FL 33309

If to Tenant:
The Demised Premises with a copy to:
Jeffrey Schultz
_____________________
_____________________

Either part may, by like written notice, designate a new address to which such notices shall be directed.  Notice shall be deemed given five (5) days after it is mailed.

34.    ESTOPPEL CERTIFICATES

Tenant agrees, at any time and from time to time, upon not less than five (5) days prior written notice by Landlord, to execute, acknowledge and deliver to Landlord a statement in writing stating (i) that this Lease is unmodified and in full force and effect, or if there have been modifications, that this Lease is in full force and effect as modified, and stating any such modifications; (ii) that Tenant has accepted possession of the Demised Premises, and that any improvements required by the terms of this Lease to be made by the Landlord have been completed to the satisfaction of the Tenant; (iii) that no rent under this Lease has been paid more than thirty (30) days in advance of its due date; (iv) the address to which notices to Tenant should be sent; (v) that Tenant, as of this date of any such certification; has no charge, lien or claim to set off under this Lease, or otherwise, against rents or other charges due or to become due hereunder; and (vi) whether or not, to the best of Tenant’s knowledge, Landlord is, or is not, in default of the performance of any covenant, agreement or condition contained in  this Lease, and, if so, specifying each such default of which Tenant may have knowledge.  Any such statement delivered pursuant hereto may be relied upon by any owner of the Property, any prospective purchaser of the Property, any mortgagee or prospective mortgagee of the Property or of Landlord’s interest, or any prospective assignee of any such mortgagee.

35.     BINDING EFFECT OF LEASE

It is agreed that all rights, remedies and liabilities herein given to or imposed upon either of the parties hereto, shall extend to their respective heirs, executors, administrators, and, except as otherwise expressly provided in this Lease, their successors and assigns.  Landlord may freely and fully assign its interest hereunder.  The term “Landlord” shall mean only the owner at the time in question of the Property or of a lease of the Property, so that in the event of any transfer or transfers of title to the Property or of Landlord’s interest in a lease of the Property, the transferor shall be and hereby is relieved of all obligations of Landlord under this Lease accruing after such transfer, and it shall be deemed, without further agreement, that such transferee has assumed and agreed to perform and observe all obligations of Landlord herein during the period it is the holder of Landlord’s estate and property in the Property and on the land on which it is located for satisfaction of Tenant’s remedies for the collection of a judgment (or other judicial process) requiring the payment of the money by Landlord or its successors or assigns, in the event of any default by Landlord hereunder (subject to the prior rights of the holder of the mortgage or deed to secure debt on any part of the Property) and no other property or assets of Landlord or its partners or principals, disclosed or undisclosed, shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under and with respect to this Lease, the relationship of Landlord and Tenant hereunder or Tenant’s use or occupancy of the Demised Premises.

36.     SURRENDER OF PREMISES; HOLDING OVER

(a)          Expiration Date.  Tenant agrees to surrender the Demised Premises to Landlord on the Expiration Date (or sooner termination of the Lease Term pursuant to other applicable provisions hereof) in as good condition as they were at the commencement of Tenant’s occupancy, ordinary wear and tear, and damage by fire and windstorm excepted.

(b)          Restoration.  In all events, Tenant will promptly restore all damage caused in connection with any removal of Tenant’s personal property.  Tenant will pay to Landlord, upon request, all damages that Landlord may suffer on account of Tenant’s failure to surrender possession as and when aforesaid and will indemnify Landlord against all liabilities, costs and expenses (including all reasonable attorneys’ fees and costs if any) arising out of Tenant’s delay in so delivering possession, including claims of any succeeding tenant.

(c)          Holdover Rent.  If the Tenant withholds from the Landlord possession of the Demised Premises at the termination of this Lease, whether by lapse of time or by election of the Landlord the damages for which the Tenant shall be liable for such detention shall be and are hereby equal to double the rate of Rent stipulated herein, the same to be due for the entire period of such holding over or detention.  In addition to the obligation to pay the amounts set forth above during any such holdover period, Tenant also shall be liable to Landlord for all damages incurred by Landlord, specifically including any consequential damages, which Landlord may suffer by reason of any holding over by Tenant, and Tenant shall indemnify Landlord against any and all claims made by any other tenant or prospective tenant against Landlord for delay by Landlord in delivering possession of the Premises to such other tenant or prospective tenant.

37.     SIGNS AND ADVERTISING

No sign, advertising or notices shall be inscribed, fixed or displayed on any part of the outside or inside of the Property, except as approved in writing in advance by Landlord, which approval shall be in Landlord’s sole and absolute discretion, then only in such place, number, size, color and style as approved by Landlord, and if any such sign, advertisement or notice is improperly exhibited, Landlord shall have the right to remove the same, and Tenant shall be liable for any and all expenses incurred by Landlord by said removal and shall pay for same on demand.  Any such permitted use, including directories and nameplates, shall be at the sole cost and expense of the Tenant, except as otherwise provided.  Landlord shall have the right to prohibit any advertisement or Tenant which in its opinion tends to impair the reputation of the Property or its desirability as a high-quality office Property and, upon written notice from Landlord, Tenant shall immediately refrain from and discontinue any such advertisement.  Landlord shall have the right to install signs on the exterior or interior of the Property.

38.     PARKING AREAS

As long as Tenant is not in default under this Lease and to the extent parking is available, the Landlord agrees to provide for the use of Tenant in common with others, a parking area adjacent to the Property.  The Landlord reserves the right to promulgate rules and regulations relating to the use of such parking area, including such limitations as may, in the opinion and at the discretion of the Landlord, be necessary and desirable.  Tenant and Tenant’s employees shall park their cars only in those portions of the parking area designated for that purpose by the Landlord.  Further, Tenant and its employees are expressly prohibited from parking in any portion of the parking area designated or marked for visitor parking only or other specially designated parking spaces.  In the event that the Tenant, or any of its employees, shall park their cars in any portion of the parking area other than that portion designated for that purpose, then the Landlord shall have the right, at Landlord’s option, to charge Tenant a fee for such improperly parked car, and/or to have any such improperly parked car towed at the Tenant’s expense.

39.     BROKERS

The Landlord and the Tenant each represent and warrant to the other that no broker, realtor or agent has acted on behalf of either of them in connection with bringing about this Lease other than Brenner Real Estate Group as Landlord’s Agent.  If either party has utilized the services of a broker, realtor or agent, then the party contracting for such service shall be solely liable for the payment of same and will indemnify and hold the other party harmless from any loss or damage including reasonable attorney’s fees resulting from such liability.

40.    UNAVOIDABLE DELAYS

The provisions of this section shall be applicable if there shall occur, during the Lease Term, or prior to the commencement thereof, any strikes, lockouts or labor disputes, inability to obtain labor or materials or reasonable substitutes therefor, or acts of God, governmental restrictions, regulations or controls, enemy or hostile governmental action, civil commotion, fire or other casualty or other conditions similar or dissimilar to those enumerated in this section beyond the reasonable control of the party (but not including an inability to obtain financing) obligated to perform and not due to the fault or negligence of the party obligated to perform (herein called “Unavoidable Delays”).  If Landlord or Tenant shall, as a result of any Unavoidable Delays, fail punctually to perform any obligation on its part to be performed under this Lease, then such failure shall be excused and not be a breach of this Lease, but only to the extent occasioned by such event and provided this section shall not apply to Tenant’s obligation to pay rent and other charges hereunder.

41.     ASSIGNMENT AND SUBLETTING

Tenant shall not assign, sell, transfer or otherwise transfer, encumber of dispose of all or any part of Tenant's interest in this Lease nor any rights hereunder, nor sublet all or any part of the Premises nor permit any other person or corporation to use any part of the Premises without first obtaining the express written consent of Landlord, which Landlord may withhold in its sole and absolute discretion.  Regardless of Landlord's consent, no subletting or assignment shall release Tenant of Tenant's obligation or alter the primary liability of Tenant to pay the Rent and to perform all other obligations to be performed by Tenant hereunder.  The acceptance of Rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof.  Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting.  In the event of default by any assignee of Tenant or any subtenant of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against said assignee or subtenant.  Landlord may consent to subsequent assignments or subletting of this Lease or amendments or modifications to this Lease with assignees or subtenants of Tenant without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto and such action shall not relieve Tenant of liability under this Lease.

42.    SUBSTITUTION OF PREMISES

At any time after the date of execution of this Lease, Landlord may substitute for the Demised Premises, other premises in the Property (the “New Premises”), in which event the New Premises shall be deemed to be the Demised Premises for all purposes under this Lease, provided:  (i) the New Premises shall be similar to the Demised Premises in area and appropriateness for the use of Tenant’s purposes; (ii) if Tenant is then occupying the Demised Premises, Landlord shall pay the expense of moving Tenant, its property and equipment to the New Premises and such moving shall be done at such time and in such manner so as to cause the least inconvenience to Tenant; (iii) Landlord shall give to Tenant not less than thirty (30) days prior written notice of such substitution; and (iv) Landlord shall, at its sole cost and expense, improve the New Premises with improvements substantially similar to those located in the Demised Premises.

43.     CHANGES TO PROPERTY

Landlord reserves the right at any time to make changes or additions to, and to erect additional stories on, the Property, to erect temporary scaffolds and other aids to construction on the roof and exterior walls of the Property, to install, maintain, use, repair and replace pipes, ducts, conduits and wires leading through the Demised Premises, provided, however, any such action shall be done in such a manner as not to unreasonably interrupt the conduct of Tenant’s business and Landlord shall at all times provide reasonable customer and client access to the Demised Premises.  This Lease does not grant any right to light or air over or about the Demised Premises or Property.  Tenant understands and acknowledges that the Property is only a part of a multi-use development and that Landlord contemplates the construction and operation of additional Properties such as, but not limited to, office Properties, hotel(s), shopping centers and/or other similar Properties compatible, in Landlord’s sole discretion, with the development.  In this regard, Landlord shall have the right, in its sole discretion to build such additional Properties and to change the Common Areas (as same may be defined from time to time) and parking facilities, including the right to alter and/or expand existing structures and Properties.

44.     SALE BY LANDLORD

In the event of sale or conveyance by Landlord of the Property, the same shall operate to release Landlord from any future liability upon any of the covenants or conditions, expressed or implied, herein contained in favor of Tenant, and in such event Tenant agrees to look solely to the responsibility of the assignee and/or successor in interest of Landlord in and to this Lease.  Tenant agrees to attorn to purchaser or assignee, or to any successor or assignee of Landlord.

45.     ENTRY BY LANDLORD

Landlord reserves and shall at any and all times have the right to enter the Demised Premises to inspect the same, to supply janitor service and any other services to be provided by Landlord to Tenant hereunder, and to submit said Demised Premises to prospective purchasers or tenants, to post notices of non-responsibility, to alter, improve or repair the Demised Premises or any other portion of the Property, all without abatement of rent, and may for that purpose erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, providing that the business of Tenant shall be interfered with as little as is reasonably practicable.  Tenant hereby waives any claims for damages for injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Demised Premises, and any other loss occasioned thereby.  For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in upon and about the Demised Premises except Tenant’s vaults and safes, and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency in order to obtain entry to the Demised Premises, and any entry to the Demised Premises obtained by Landlord by any of said means, or otherwise, shall not, under any circumstances, be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Demised Premises, or an eviction of Tenant from the Demised Premises or any portion thereof.

46.    LANDLORD CONTROLLED AREAS

All automobile parking areas (if available), driveways, entrances and exits thereto, Common Areas, and other facilities furnished by Landlord, including all truck ways, loading areas, pedestrian walkways and ramps, landscaped area, stairways, corridors, and other areas and improvements provided by Landlord for the general use, in common, of tenants, their officers, agents, employees, servants, invitees, licensees, visitors, patrons and customers, shall be at all times subject to the exclusive control and management of Landlord, and Landlord shall have the right from time to time to establish, modify and enforce rules and regulations with respect to all such facilities and areas and improvements; to police same; from time to time to change the area, level, and location  and arrangement of parking areas (if available) and other facilities here in above referred to; to restrict parking by and enforce parking by and enforce parking charges (by operation of meters or otherwise) to tenants, their officers, agents, invitees, employees, servants, licensees, visitors, patrons and customers; to close all or any portion of said areas or facilities to such extent as may in the opinion of Landlord’s counsel be legally sufficient to prevent a dedication thereof or the accrual of any rights to any person or the public therein; to close temporarily all or any portion of the public areas, Common Areas or Facilities; to discourage non-tenant parking; and to do and perform such other acts in and to said areas and improvement as, in the sole judgment of Landlord, the Landlord shall determine to be advisable with a view to the improvement of the convenience and use thereof by tenants, their officers, agents, employees, servants, invitees, visitors, patrons, licensees and customers.  Landlord will operate and maintain the Common Areas and other such facilities referred to above in such reasonable manner as Landlord shall determine from time to time.  Without limiting the scope of such discretion, Landlord shall have the full right and authority to designate a manager of the parking facilities and/or Common Areas and other facilities who shall have full authority to make and enforce rules and regulations regarding the use of the same or to employ all personnel and to make and enforce all rules and regulations pertaining to and necessary for the proper operation and maintenance of the parking areas and/or Common Areas and other facilities.  Reference in this paragraph to parking and/or facilities shall in no way be construed as giving Tenant hereunder any rights and/or privileges in connection with such parking areas and/or facilities.

47.     PARKING

(a)           Unassigned Parking.  As long as Tenant is not in default under this Lease, Landlord will provide Tenant during the Lease Term with unassigned, nonexclusive parking spaces in the parking areas.  Such parking spaces may be used only by principals, employees and the business invitees of Tenant visiting the Premises of Tenant.

(b)           Parking Controls.    Landlord has and reserves the right to alter the methods used to control parking and the right to establish such controls and rules and regulations (such as parking stickers to be affixed to vehicles) regarding parking that Landlord may deem desirable.  Without liability, Landlord will have the right to tow or otherwise remove vehicles improperly parked, blocking ingress or egress lanes, or violating parking rules, at the expense for the offending tenant and/or owner of the vehicle.

48.     SIGNAGE

(a)          Except as otherwise approved by Landlord in writing in its sole and absolute discretion, no sign, picture, advertisement, or notice may be displayed on any part of the outside or inside of the Property or on or about the Demised Premises, except on space provided by Landlord for signs, and then only of such color, size, style, and material as shall be first specified by Landlord in writing.  No "For Rent" signs shall be displayed by Tenant, and no showcases, merchandise, obstructions, signs, or any advertising device of any kind whatsoever shall be placed in or on said Property or on the Land by Tenant, and Landlord may remove any and all such matter, materials, or appliances, and all signs other than those herein expressly excepted, placed in violation hereof, without notice to Tenant and at Tenant's expense.

(b)          Tenant may install lettering on doors entering the Demised Premises at Tenant’s expense.  All such letters and numerals shall comply with applicable zoning codes and be in the standard graphics as approved by Landlord for the Property, and no others shall be permitted on the Demised Premises without Landlord's prior written consent.

49.     MISCELLANEOUS

(a)          Construction of Certain Terms; Headings.  Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

(b)          Captions.  The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease or any provision hereof.

(c)          Severability; Choice of Law; Venue.  If any term or condition of this Lease or the application thereof to any person or circumstance is, to any extent, invalid or unenforceable, the remainder of this Lease, or the application of such term or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, is not to be affected thereby and each term and condition of this Lease is to be valid and enforceable to the fullest extent permitted by law.  This Lease will be construed in accordance with the laws of the State of Florida.  Venue for any action arising out of this Lease shall be Brevard, Florida.

(d)           Integration.  Tenant acknowledges that it has not relied upon any statement, representation, prior or contemporaneous written or oral promises, agreements or warranties, except such as are expressed herein.

(e)          Personal Property Taxes.  Tenant will pay before delinquency all taxes assessed during the Lease Term against any occupancy interest in the Premises or personal property of any kind owned by or placed in, upon or about the Premises by Tenant.

(f)          No Recording.  Neither this Lease nor any memorandum hereof will be recorded by Tenant.

(g)          Landlord’s Consents.  Whenever under this Lease Landlord’s consent or approval is expressly or impliedly required, the same may be arbitrarily withheld except as otherwise specified herein.

 (h)           Confidentiality.  Tenant (including officers, employees, agents and representatives) agrees to not disclose to any other tenant, person, entity or any officer, director, member, partner, employee or agent of any such tenant or entity (each a "Prohibited Recipient") any of the terms and conditions of this Lease, including, but not limited to rental rates or any other provision which in any way affects the economic interests of Tenant and Landlord.  The provisions of this paragraph are a material inducement to Landlord agreeing to enter into this Amendment and the breach of the provisions of this paragraph by Tenant will be an Event of Default under the Lease.

(i)           Joint and Several Liability. If Tenant is comprised of more than one individual or entity, then each person or entity that comprises the Tenant shall be jointly and severally liable for all amounts due under this Lease and for all obligations of Tenant under this Lease.

(j)           Electricity.  Electricity for the Demised Premises is metered separately and Tenant shall be responsible for paying all electricity usage of the Demised Premises.

(k)         Anti-Terrorism Representations.  Tenant is not, and shall not during the Term of the Lease become, a person or entity with whom Landlord is restricted from doing business with under the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, H.R. 3162, Public Law 107-56 (commonly known as the “USA Patriot Act”) and Executive Order Number 13224 on Terrorism Financing, effective September 24, 2001 and regulations promulgated pursuant thereto (collectively, “Anti-Terrorism Laws”), including without limitation persons and entities named on the Office of Foreign Asset Control Specially Designated Nationals and Blocked Persons List (collectively, “Prohibited Persons”).

To the best of its knowledge, Tenant is not currently engaged in any transactions or dealings, or otherwise associated with, any Prohibited Persons in connection with the use or occupancy of the Demised Premises, the Building or the Center.  Tenant will not in the future during the Term of this Lease engage in any transactions or dealings, or be otherwise associated with, any Prohibited Persons in connection with the use or occupancy of the Premises, the Building or the Center.

Tenant’s breach of any representation or covenant set forth in this Section shall constitute a breach of this Lease on behalf of Tenant, entitling Landlord to any and all remedies hereunder, or at law or in equity.

EXECUTION PAGE TO FOLLOW

IN WITNESS WHEREOF, the parties hereto have executed this Lease on the day and year first above written.

WITNESSES:	LANDLORD:

CYPRESS COMMONS, LLC, a Florida limited liability company
Print Name:	By: BIP-MM, LLC, its managing member
By:
Name:
Print Name:	Title: Manager

WITNESSES:	TENANT:

SECURED FINANCIAL NETWORK, INC., a Nevada corporation
Print Name:
By:
Name:
Print Name:	Title:

WITNESSES:	TENANT:

Print Name:	REDFIN NETWORK, INC., a Florida corporation

By:
Print Name:	Name:
Titel:

EXHIBIT “A”

Suite 411

A-1

EXHIBIT “B”

WORK LETTER AGREEMENT

THIS WORK LETTER AGREEMENT (this "Agreement") is made and entered into this ____ day of _____________, 20__, between Landlord and Tenant.  In the event of any inconsistencies between this Agreement and the Lease dated concurrently herewith to which this Agreement is attached as Exhibit "B", this Agreement shall control.  Capitalized terms used in this Agreement shall, unless otherwise specifically set forth herein, have the same meanings as in the Lease.

W I T N E S S E T H:

WHEREAS, Landlord and Tenant have executed a Lease this date and, in connection therewith, are entering into this Agreement for the construction of certain leasehold improvements of and to the Premises referenced in the Lease; and

WHEREAS, (i) Landlord will employ a general contractor to do all work referenced herein in accordance with the terms and provisions hereof and (ii) Tenant shall not do or cause to be done any of such work or interfere in anyway with Landlord or its contractors' efforts to do any of such work.

NOW, THEREFORE, for TEN & NO/100 DOLLARS ($10.00) and other good and valuable considerations, receipt and adequacy of which is hereby acknowledged, Landlord and Tenant agree as follows:

SECTION 1
RECITALS

1.1           Landlord and Tenant agree to the recitals set forth above and acknowledge that each of same is true and correct and by this reference is hereby incorporated into this Agreement.

SECTION 2
LANDLORD'S STANDARD WORK

2.1           Landlord has selected certain Property standard materials and Property designs (the "Property Standard") for the Premises which Property Standard will sometimes be referred to herein as "Landlord's Standard Work".  Except as provided in Section 3 of this Agreement, Landlord shall furnish and install Landlord's Standard Work in the Premises.  Landlord's Standard Work shall include those items set forth on Schedule "B-1" attached hereto and by this reference incorporated into this Agreement.  Landlord has provided Tenant with selections that may be made from Landlord’s set of Property Standard materials in use at the Property.  Tenant shall make those selections and notify Landlord of them upon execution of the Lease.  Notwithstanding anything else in this Agreement or the Lease, Landlord shall only be required to complete Landlord’s Standard Work up to a total cost of $24,500.00.

SECTION 3
SUBSTANTIAL COMPLETION AND OCCUPANCY

3.1           Substantial completion of the Improvements (the "Completion Date") under this Agreement and the Lease will be deemed to be the date that the Premises are substantially complete and ready for occupancy by Tenant, as reasonably determined by Landlord's architect (notwithstanding that minor details of construction, decoration or mechanical adjustment remain to be done.  Landlord agrees to have the Completion Date occur within sixty (60) days from the effective date of this Lease.

3.2           In the event that the Completion Date does not occur within sixty (60) days from the effective date of this Lease, then Landlord shall credit Tenant $100.00 per day up to a maximum of $5,000.00 to be reduced from the required Security Deposit and released to Tenant.  Delays caused by Tenant or Acts of God shall extend the sixty (60) days on a per day equal basis according to the length of the delay.

3.3           Tenant shall be provided with early access to the Demised Premises at no charge thirty (30) days prior to formal occupancy so that Tenant may set-up phone lines, furniture, equipment and other items.  Tenant must provide evidence of insurance as required by Section 14 of the Lease prior to being granted early access.

[SIGNATURE PAGE ATTACHD AS PAGE B-3]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

WITNESSES:	LANDLORD:

CYPRESS COMMONS, LLC, a Florida limited liability company
Print Name:	By: BIP-MM, LLC, its managing member
By:
Name: Scott Brenner
Print Name:	Title: Manager

WITNESSES:	TENANT:

SECURED FINANCIAL NETWORK, INC., a Nevada corporation
Print Name:
By:
Name:
Print Name:	Title:

WITNESSES:	TENANT:

Print Name:	REDFIN NETWORK, INC., a Florida corporation

By:
Print Name:	Name:
Titel:

SCHEDULE B-1

Work will be performed as followed:

1.           Remove loft and cabinets in garage.  Remove kitchen cabinets and countertop.  Remove tile and fixtures in bathroom.  Remove according to plans.

2.           Frame and drywall new walls according to plans.  Install new doors according to plans.  Cover wallpaper walls with new drywall.  Install new walls in bathroom where removed.

3.           New kitchen cabinets, countertop, and fixtures will be installed.  New bathroom fixtures will be installed.

4.           Damaged ceiling tiles will be replaced throughout Demised Premises.  Damaged light fixture covers will be replaced throughout the Demised Premises.  Non-working light fixtures will be replaced.

5.           New crown molding will be installed in reception and conference area.  Electrical light switch will be moved in reception area.

6.           Walls, doors, and warehouse will be painted (color to be selected from Property Standard colors).

7.           New flooring (VCT, laminate, carpet) and base will be installed according to plans.

EXHIBIT “C”

BASE RENT SCHEDULE

Lease Term (Months)	Total Base Rent	Monthly Base Rent	Florida Sales Tax*	Total Monthly Base Rent

1 - 3¹	$0.00	$0.00	$0.00	$0.00
4 - 12	$24,728.00	$2,060.67	$123.64	$2,184.31
13 - 24	$26,273.50	$2,189.46	$131.37	$2,320.83
25 - 36	$27,819.00	$2,318.25	$139.10	$2,457.35
37 - 48	$29,364.50	$2,447.04	$146.82	$2,593.86
49 - 60	$30,910.00	$2,575.83	$154.55	$2,730.38
61 - 63	$7,727.49	$2,575.83	$154.55	$2,730.38

Security Deposit and Pre-paid Rent: Security Deposit: One month’s Base Rent and Additional Rent (“Gross Rent”) totaling $3,714.35; Pre-paid rent consisting of first month’s Gross Rent: $3,714.35 plus six percent (6%) sales tax of $222.86 = $3,937.21, and last month’s Gross Rent: $4,229.52 plus six percent (6%) sales tax of $253.77 = $4,483.29, totaling  $12,134.85 due at execution of lease.

*NOTE: Florida Sales Tax for Broward County, Florida is currently 6% and subject to change by governmental authorities.  Tenant shall always pay Florida Sales Tax including any amounts added by state, county or city governmental authorities for Sales Tax in Broward County or Fort Lauderdale.

¹ Base Rent for Months 1 through 3 (totaling $6,552.93 incl. sales tax) is abated as an incentive to Tenant.  Landlord shall abate the Base Rent for those months only.  Notwithstanding the foregoing, the amount of rent abated pursuant to this Exhibit “C” shall accrue as an obligation of Tenant to Landlord and shall be payable if an event of default occurs at any time during the Lease Term or any extension thereof, in which event Tenant shall immediately pay to Landlord, as Rent, a sum equal to the amount of such abated rent.

C-1

EXHIBIT “D”

RULES AND REGULATION

The following Rules and Regulations, hereby accepted by Tenant, are prescribed by Landlord to enable Landlord to provide, maintain, and operate, to the best of Landlord’s ability, orderly, clean and desirable Demised Premises, Property and parking facilities for Tenant therein at as economical a cost as reasonably possible and in as efficient a manner reasonably possible, to assure security for the protection of Tenant so far as reasonably possible, and to regulate conduct in and use of said Demised Premises, Property and parking facilities in such manner as to minimize interference by others in the proper use of same by Tenant:

1.           Tenant, its officers, agents, servants and employees shall not block or obstruct any of the entries, passages, doors, of Property or parking facilities, or place empty or throw any rubbish, litter, trash or material of any nature into such areas, or permit such areas to be used at any time except for ingress or egress of Tenant, its officers, agents, servants, employees, patrons, licensees, customers, visitors or invitees.

2.           The movement of furniture, equipment, machines, merchandise or materials within, into or out of the Demised Premises, Property or parking facilities shall be restricted to time, method and routing of movement as determined by Landlord upon request from Tenant and Tenant shall assume all liability and risk to property, Demised Premises and Property in such movement.  Tenant shall not move furniture, machines, equipment, merchandise of materials within, into or out of the Property, Demised Premises or parking facilities without having first obtained a written permit from Landlord twenty-four (24) hours in advance.  Safes, large files, electronic data processing equipment and other heavy equipment or machines shall be moved into Demised Premises, Property or parking facilities only with Landlord’s written consent and placed where directed by Landlord.

3.           No sign, door plaque, advertisement, or notice shall be displayed, painted or affixed by Tenant, its officers, agents, servants, employees, patrons, licensees, customers, visitors or invitees in or on any part of the outside or inside of the Property, parking facilities or Demised Premises without prior written consent of Landlord and then only of such color, size, character, style and material and in such places as shall be approved and designated by Landlord.  Signs on doors and entrances to Demised Premises shall be placed thereon by a contractor designated by Landlord and paid for by Tenant.

4.           Landlord will not be responsible for lost or stolen personal property, equipment, money or any article taken from Demised Premises, Property or parking facilities regardless of how or when loss occurs.

5.           Tenant, its officers, agents, servants, and employees shall not install or operate any refrigerating (excluding kitchen refrigerator, water cooler, or small personal refrigerators), heating or air conditioning (not including small portable air conditioning units) apparatus or carry on any mechanical operation or bring into Demised Premises, Property or parking facilities any inflammable fluids or explosives without written permission of Landlord.

6.           Tenant, its officers, agents, servants or employees shall not use Demised Premises, Property or parking facilities for housing, lodging or sleeping purposes or for the cooking or preparation of food.

7.           Tenant, its officers, agents, servants, employees, patrons, licensees, customers, visitors or invitees shall not bring into parking facilities, Property or Demised Premises or keep on Demised Premises any fish, fowl, reptile, insect or animal, or other vehicle without the prior written consent of Landlord.

8.           No additional locks shall be placed on any door in Property without the prior written consent of Landlord.  Landlord will furnish two keys to each lock on exterior doors in the Demised Premises and provide additional duplicate keys at Tenant’s expense.  Landlord may at all times keep a pass key to the Demised Premises.  All keys shall be returned to Landlord promptly upon termination of this Lease.

9.           Tenant, its officers, agents, servants, or employees shall not deface or renovate any part of Demised Premises or Property without the prior written consent of Landlord (not including normal painting, picture or board hanging, and decorating).  If Tenant desires signal, communication, alarm or other utility or service connection installed or changed, such work shall be done at expense of Tenant, with the approval of Landlord, provided Landlord hereby consents to normal changes to telephone, internet, cable, and alarm systems so long as the changes do not substantially damage the Demised Premises or cause a disruption to the Property.

10.           Tenant, its officers, agents, servants and employees shall not permit the operation of any musical or sound producing instruments or device which may be heard outside Demised Premises, Property or parking facilities, or which may emanate electrical waves which will impair radio or television broadcasting or reception from or in the Property.

11.           Tenant shall give Landlord prompt notice of all accidents to or defects in, flooring, air conditioning equipment, plumbing, electric facilities or any part or appurtenance of Demised Premises; provided, however, this notice requirement shall not be deemed to modify the maintenance responsibilities described in the Lease.

12.           The plumbing facilities shall not be used for any other purposes than that for which they are constructed and no foreign substance of any kind shall be thrown therein, and the expense of any breakage, stoppage, or damage resulting from a violation of this provision shall be borne by Tenant, who shall, or whose officers, employees, agents, servants, patrons, customers, licensees, visitors or invitees shall have caused it.

13.           All contractors and/or technicians performing work for Tenant within the Demised Premises, Property or parking facilities shall be referred to Landlord for approval before performing such work.  This shall apply to all work including, but not limited to, installation of telegraph equipment, electrical devices and attachments, and all installation affecting floors, walls, windows, doors, ceilings, equipment or any other physical feature of the Property, Demised Premises or parking facilities.  None of this work shall be done by Tenant without Landlord’s prior written approval, however; Landlord shall allow Tenant to install all communication/low voltage cabling without the need for Landlord’s prior written consent so long as the installation does not substantially damage the Demised Premises or cause a disruption to the Property.

14.           No showcases or other articles shall be put in from, or affixed to any part of, the exterior of the Property, nor placed in the halls, corridors, or vestibules without the prior written consent of Landlord.

15.           Glass pane panel doors that reflect or admit light into the passageways or into any place in the Property shall not permit, erect and/or place drapes, furniture, fixtures, shelving, display cases or tables, lights or signs and advertising devices in front of or in proximity of interior and exterior windows, glass panels or glass doors providing a view into the interior of the Demised Premises unless same shall have first been approved in writing by Landlord.

16.           No common area in the Property or parking facilities shall, without the prior written consent of Landlord, be used for manufacturing, public sales, or for the storage of merchandise, or for the sale or merchandise, goods or property of any kind, or auction.

17.           There shall not be used in any space, or in the public halls of the Property, either by any Tenant or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards.

18.           Neither Tenant nor any officer, agent, employee, servants, patron, customer, visitor, licensee or invitee of any Tenant shall go upon the roof of the Building without the written consent of Landlord.

19.           In the event Tenant must dispose of crates, boxes, etc. which will not fit into office wastepaper baskets, it will be the responsibility of Tenant to dispose of same.  In no event shall Tenant set such items in the public hallways or other areas of the Property or parking facilities, excepting Tenant’s own premises, for disposal.

20.           Tenant will be responsible for any damage to the Demised Premises, including carpeting and flooring, as a result of: rust or corrosion of file cabinets; roller chairs, metal objects; or, spills of any type of liquid.

21.           If the Demised Premises become infested with vermin, Tenant, at its sole cost and expense, shall cause the Premises to be exterminated from time to time, to the satisfaction of Landlord, and shall employ such exterminators therefor as shall be approved by Landlord.

22.           Tenant shall not install any antenna or aerial wires, or radio or television equipment, or any other type of equipment, inside or outside of the Property, without Landlord’s prior approval in writing, and upon such terms and conditions as may be specified by Landlord in each and every instance.

23.           Tenant shall not make or permit any use of the Demised Premises, Property or parking facilities which, directly or indirectly, is forbidden by law, ordinance or governmental or municipal regulation, code or order, or which may be disreputable, or which may be dangerous to life, limb or property.

24.           Tenant shall not advertise the business, profession or activities of Tenant in any manner which violates the letter or spirit of any code of ethics adopted by any recognized association or organization pertaining thereto, or use the name of the Property for any purpose other than that of the business address of Tenant, or use any picture or likeness of the Property or the Property name in any letterheads, envelopes, circulars, notices, advertisements, containers or wrapping material, without Landlord’s express consent in writing.

25.           Tenant, its employees, agents, or invitees shall not engage in, or permit smoking within the Demised Premises.

EXHIBIT “E”

LEASE DISCLOSURE

1.           AGENCY DISCLOSURE

Brenner Real Estate Group, is by this document giving notice to the Tenant, Secured Financial Network, Inc. and Redfin Network, Inc., that it is the agent and representative of the Landlord, Cypress Commons, LLC.

2.           RADON GAS - Notice to Prospective Tenant

Radon is a naturally occurring radioactive gas, that when it has accumulated in a Property in sufficient quantities, may present health risks to persons who are exposed to it over time.  Levels of Radon that exceed federal and state guidelines have been found in Properties in Florida.  Additional information regarding Radon and Radon testing may be obtained from your county public health unit.  Pursuant to Section 404.056(s) Florida Statutes.

WITNESSES:	LANDLORD:

CYPRESS COMMONS, LLC, a Florida limited liability company
Print Name:	By: BIP-MM, LLC, its managing member
By:
Name: Scott Brenner
Print Name:	Title: Manager

WITNESSES:	TENANT:

SECURED FINANCIAL NETWORK, INC., a Nevada corporation
Print Name:
By:
Name:
Print Name:	Title:

WITNESSES:	TENANT:

Print Name:	REDFIN NETWORK, INC., a Florida corporation

By:
Print Name:	Name:
Titel:

[ADDITIONAL SIGNATURE ATTACHED AS PAGE E-2]

E-1

EXHIBIT “F”

COMMENCEMENT DATE AGREEMENT
SITE:  Cypress Commons
1500 W. Cypress Creek Road, Suite 411
Fort Lauderdale, Florida 33309

Agreement made this   day of ___________, 201__, between CYPRESS COMMONS, LLC, (hereinafter referred to as “Landlord”) and  SECURED FINANCIAL NETWORK, INC. together with REDFIN NETWORK, INC. (hereinafter collectively referred to as “Tenant”).

WHEREAS, Landlord and Tenant entered into a Lease dated ____________   ______, 201___ for 3,091 rentable square feet in the Property known as Cypress Commons.

NOW, THEREFORE, pursuant to the provisions of the Lease, Landlord and Tenant mutually agree to as follows:

The Commencement Date of the Lease Term shall be 60 days from the date of full execution of the Lease Agreement or upon Landlord’s notification to Tenant that Landlord’s Tenant Improvement work has been substantially completed, whichever shall occur first.  The Expiration Date of the Lease Term is sixty-three (63) full calendar months from the Commencement Date as referenced above.  The Rental Commencement Date of the Lease Agreement shall be established as the same date as referenced above as the Commencement Date.

IN WITNESS, WHEREOF the parties hereto have signed and sealed this Agreement, the  day of  , 201__

[SIGNATURE PAGE ATTACHED AS PAGE F-2]

WITNESSES:	LANDLORD:

CYPRESS COMMONS, LLC, a Florida limited liability company
Print Name:	By: BIP-MM, LLC, its managing member
By:
Name: Scott Brenner
Print Name:	Title: Manager

WITNESSES:	TENANT:

SECURED FINANCIAL NETWORK, INC., a Nevada corporation
Print Name:
By:
Name:
Print Name:	Title:

WITNESSES:	TENANT:

Print Name:	REDFIN NETWORK, INC., a Florida corporation

By:
Print Name:	Name:
Titel:

F-1

UNCONDITIONAL GUARANTY AGREEMENT

           This Unconditional Guaranty Agreement (this "Guaranty") is given this ___ day of _____________, 201__, by _____________________________________________________, (hereinafter collectively referred to as "Guarantor"`) in conjunction with that certain lease, dated _________, 201__ (the "Lease") by and between Cypress Commons, LLC a Florida limited liability company (“Landlord”) and Secured Financial Network, Inc., a Nevada corporation, together with Redfin Network, Inc. a Florida corporation (“Tenant”), for the premises known as Suite 411, 1500 W. Cypress Creek Road, Fort Lauderdale, Florida 33309, along with any future additions or expansions thereto (the "Demised Premises") in the Property, as defined in the Lease.

W I T N E S S E T H:

A.           In order to induce Landlord to enter into the Lease and as additional security for Tenant's performance of the terms of and Tenants payment of the monies to be paid by Tenant under the Lease, Tenant has agreed to procure and deliver to Landlord this Guaranty to be executed by Guarantor whose address is __________________________________________ and

B.           Guarantor and Tenant are related as Principals of Tenant, and Guarantor will substantially benefit, economically and otherwise, from Landlord executing the Lease with Tenant; and

C.           Landlord has refused to enter into the Lease unless this Guaranty is executed by Guarantor and delivered to Landlord and this Guaranty is a material inducement to Landlord in connection with Landlord's executing the Lease with Tenant.

           NOW, THEREFORE, in consideration of the premises herein, in the Lease and of the sum of TEN DOLLARS ($10.00) paid to Guarantor by Landlord, the receipt and adequacy whereof is hereby acknowledged, and as part of the consideration for the execution by Landlord of the Lease with Tenant, Guarantor hereby covenants and agrees with Landlord as follows:

1.           Guarantor irrevocably, absolutely and unconditionally guarantees to Landlord the due and punctual payment, when due, by acceleration or otherwise, of all obligations to pay under the Lease and performance of all of the obligations of the Lease related documents.

2.           Guarantor hereby acknowledges and consents that the terms, covenants and conditions contained in the Lease and related documents may be altered, extended, changed, modified or released by Tenant, with the approval of Landlord, without in any manner affecting this Guaranty or releasing Guarantor herefrom, or without the consent of Guarantor.

3.           This is a guaranty of payment and not of collection and the liability of Guarantor to Landlord shall be direct and immediate and unconditional.  Guarantor hereby waives any and all legal requirements that Landlord shall institute any action or proceedings at law or in equity against Tenant, or anyone else, with respect to the Lease or with respect to any other security held by Landlord, as a condition precedent to bringing an action against Guarantor upon this Guaranty.  All remedies afforded to Landlord by reason of this Guaranty are separate and cumulative remedies and the exercise of any one of such remedies, whether any one of the other remedies are available to Landlord, its successors or assigns, shall not limit or prejudice any other legal or equitable remedies which Landlord may have under the Lease, at law or in equity.

4.           Until each and all of the terms, covenants and conditions of this Guaranty are fully performed, Guarantor shall not be released by any act or thing which might, but for this provision of this Guaranty, be deemed a legal or equitable discharge of a guarantor, or by reason of any waiver, extension, modification, or delay of Landlord, or its failure to proceed promptly or otherwise, or by reason of any further obligation or agreement between any assignee or sublessee of the Demised Premises and Landlord or any beneficial assignee of Landlord's interest in the Lease, and Guarantor hereby expressly waives and surrenders any defense to Guarantor's liability hereunder based upon any of the foregoing acts, things, agreements or waivers or any of them.

5.           Guarantor hereby waives presentment for payment, demand, protest, notice of protest and of dishonor, notice of acceptance hereof, notices of default and all other notices now or hereafter provided by law.

6.           In the event that for any reason Tenant or any subsequent assignee or sublessee of the Premises is now or shall hereafter become indebted to Guarantor, the amount of each sum and of such indebtedness shall at all times be subordinate as to lien, time of payment and in all other respects to the amounts owing to Landlord under the Lease.

7.           Any notice, demand or request by Landlord to Guarantor shall be in writing and shall be deemed to have been duly given or made if either delivered personally to Guarantor or if mailed by registered mail or certified mail, return receipt requested, at the aforementioned address.

8.           This instrument shall inure to the benefit of Landlord, its successors and assigns, and shall bind Guarantor and its legal representatives, successors and assigns.

9.           This Guaranty constitutes the entire agreement between Guarantor and Landlord covering the subject matter hereof.

10.           If at any time or times hereafter Landlord employs counsel to intervene, or to file a petition, answer, motion or other pleading in any suit or proceeding relating to this Guaranty, then in such event, all of the reasonable attorneys' fees and appellate fees relating thereto and other costs of collection, shall be an additional liability of Guarantor to Landlord, payable on demand.

11.           As security for Guarantor's obligations hereunder, Guarantor agrees that (a) in the event Guarantor fails to pay its obligations hereunder when due and payable under this Guaranty, any of Guarantor's assets of any kind, nature or description (including, without limitation, deposit accounts) in the possession, control or custody of Landlord, may, without notice to Guarantor, be reduced to cash or the like, and applied by Landlord in reduction or payment of Guarantor's obligations hereunder and (b) all indebtedness, liability or liabilities now and at any time or times hereafter owing by Tenant to Guarantor is hereby subordinated to the indebtedness.

12.           Guarantor warrants and represents to Landlord that (a) upon the execution and delivery of this Guaranty it is fully enforceable against Guarantor in accordance with its terms, (b) that the execution and delivery of this Guaranty does not violate or constitute a breach of any agreement to which Guarantor is a party or of any applicable laws, (c) Guarantor has knowledge of Tenant's financial condition and affairs and will hereafter keep informed of Tenant's financial condition so long as this Guaranty is in force, and (d) Guarantor will furnish financial statements prepared according to generally accepted accounting principals to Landlord from time to time at Landlord's request.

13.           Guarantor hereby waives and agrees not to assert or take advantage of (a) the defense of the statute of limitations in any action hereunder or for the collection of the indebtedness or the payment of any obligation hereby guaranteed, (b) any defense that may arise by reason of the incapacity, lack of authority, death or disability of Guarantor or any other person or entity, or the failure of Landlord to file or enforce a claim against the estate (either in administration, bankruptcy, or any other proceeding) of Tenant or any other person or entity, (c) any defense based on the failure of Landlord to give notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of any other person whomsoever, in connection with any obligation hereby guaranteed, (d) any defense based upon an election of remedies by Landlord which destroys or otherwise impairs any subrogation rights of Guarantor or the right of Guarantor to proceed against Tenant for reimbursement, or both, (e) any defense based upon failure of Landlord to commence an action against Tenant, (f) any failure on the part of Landlord to disclose to Guarantor any facts it may now or hereafter know regarding Tenant, (g) any failure to receive acceptance or notice of acceptance of this Guaranty by Landlord, (h) any failure to give notice of presentment and demand for payment of any of the indebtedness or performance of any of the obligations hereby guaranteed, (i) any failure to give protest and notice of dishonor or of default to Guarantor or to any other party with respect to the indebtedness or performance of obligations hereby guaranteed, (j) failure to give any and all other notices whatsoever to which Guarantor might otherwise be entitled, and (k) any defense based on lack of due diligence by Landlord in collection, protection or realization upon any collateral securing the indebtedness evidenced by the Lease.

14.           This Guaranty is assignable by Landlord, and any assignment hereof or any transfer or assignment of the Lease by Landlord shall not require the consent of Guarantor.

15.           This Guaranty shall be construed, interpreted, enforced and governed by and in accordance with the laws of the State of Florida.  The parties agree that proper venue for the purposes of enforcing the terms of this Guaranty shall lie in Broward County, Florida.

16.           (a)           Guarantor is jointly and severally liable with Tenant and any other guarantors of the Lease.

                      (b)           Notwithstanding anything to the contrary contained herein, the liability of Guarantor under this Guaranty shall terminate on the Lease Expiration Date unless the Lease is extended or renewed, in which case Guarantor's obligation thereunder shall terminate with the final termination of any and all lease agreements between Landlord and Tenant for the Demised Premises and any additions thereto.

17.           Notwithstanding anything herein to the contrary, provided Tenant is not in default under the Lease, at the expiration of the original Lease Term or any extension or renewal thereof, Guarantor shall be released from any and obligations set forth in this Guaranty.

                      IN WITNESS WHEREOF, the Guarantor has duly executed this Guaranty this _____ day of ____________, 201__.

Signed, sealed and delivered
in the presence of:

Print Name:

Print Name:

STATE OF                                            )
) ss.:
COUNTY OF                                         )

The foregoing instrument was acknowledged before me this ____day of __________ 20___, by ___________________.  He/She is (check one) ____ personally known to me or ____ has produced ________________ as identification.

STATE OF                                            )
) ss.:
COUNTY OF                                         )

The foregoing instrument was acknowledged before me this ____day of __________ 20___, by ___________________.  He/She is (check one) ____ personally known to me or ____ has produced ________________ as identification.